EXHIBIT 5.1

                     [Letterhead of Ritchie & Johnson, PLC]

                                  May 19, 2000

Board of Directors
BankFirst Corporation
625 Market Street
Knoxville, Tennessee  37902

Re: Registration Statement on Form S-8
    Relating to the Plan Shares Issuable Pursuant to the
    BankFirst Corporation Stock Option Plan

Gentlemen:

We have acted as counsel for BankFirst Corporation, a Tennessee corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on May 19, 2000 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 3,125,000 shares of the Company's common stock, par value $2.50 per share (the "Plan Shares"), issuable pursuant to awards under the Company's Stock Option Plan (the "Plan") as referenced in the Registration Statement.

In rendering this opinion, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we have deemed necessary for purposes of the opinions expressed below.

Based upon the foregoing, we are of the opinion that:

1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Tennessee; and

2. The issuance of the Plan Shares has been validly authorized by the Company and, upon issuance pursuant to the terms of the Plan, the Plan Shares will be legally issued, fully paid and non-assessable.


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Board of Directors - BankFirst Corporation
Re: Registration Statement on Form S-8
    Relating to the Plan Shares Issuable Pursuant to the
    BankFirst Corporation Stock Option Plan
May 19, 2000


We hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement.

                                            Sincerely yours,

                                            /s/ Wilson S. Ritchie
                                            -------------------------
                                            Wilson S. Ritchie